UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-4928	DUKE ENERGY CAROLINAS, LLC	56-0205520
(a North Carolina limited liability company)
526 South Church Street
Charlotte, North Carolina 28202-1803
704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:    Trading Symbol(s):    Name of each exchange on which registered:
None

Item 1.01.    Entry into a Material Definitive Agreement
On December 23, 2019, Duke Energy Carolinas, LLC (the “Company”) consummated a sale-leaseback financing transaction to develop and build an office tower in Charlotte, North Carolina.  The Company entered into two primary agreements, a Lease Agreement and a Construction Agency Agreement, both dated as of December 23, 2019, with a joint venture comprised of subsidiaries of Childress Klein and CGA Capital (collectively the “Landlord”), under which the Landlord purchased the project from the Company and appointed the Company to act as its agent to manage the construction of the building.  Pursuant to its obligations under the agreements, the Landlord financed its acquisition of the project with debt securities and committed to deposit a maximum of $675 million in escrow, subject to adjustment upon final determination of certain construction costs, to fund acquisition of the site property and construction of the building.  Under the Lease Agreement, the Company will lease the building from the Landlord for a term of up to thirty years, with the option to extend the term for up to eight renewals of five years each.  Under the Construction Agency Agreement, the Company will facilitate all aspects of the construction project, including paying costs of the project through draws of escrowed funds provided by the lenders over the anticipated three-year construction period.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CAROLINAS, LLC

Date: December 23, 2019
	By:	/s/ Karl W. Newlin
		Name:	Karl W. Newlin
		Title:	Senior Vice President, Corporate Development and Treasurer